Exhibit 10.57

Incentive Stock Option Agreement
under the DOV Pharmaceutical, Inc.
2000 Stock Option and Grant Plan

Name of Optionee:

No. of Option Shares:

Grant Date:

Vesting Date

Further Vesting Schedule

Expiration Date:            10 years after Grant Date

Option Exercise Price/Share:             $

Pursuant to the DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, as amended and restated as of March 28, 2002 (the Plan), DOV Pharmaceutical, Inc., a Delaware corporation (together with all successors thereto, the Company), hereby grants to the Optionee, who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries, an option (the Stock Option) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.0001 per share (Common Stock), of the Company indicated above (the Option Shares, and such shares once issued shall be referred to as the Issued Shares), at the Option Exercise Price, subject to the terms and conditions set forth in this Qualified Stock Option Agreement (this Agreement) and in the Plan. This Stock Option is intended to qualify as an incentive stock option as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the Code). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

Affiliate of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the other Person. A Person shall be deemed to control another Person if such Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

Bankruptcy shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee or any Permitted Transferee, or (ii) the Optionee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Optionee¢s or such Permitted Transferee¢s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Optionee or any Permitted Transferee being subject to a transfer of the Stock Option or the Issued Shares by operation of law, except by reason of death.

Change of Control shall mean (i) a merger or consolidation of the Company with or into another corporation other than a transaction (A) in which the Company is the surviving corporation (except where the Company is controlled by or under common control with another Person) or (B) merging or consolidating the Company with any corporation controlling, controlled by or under common control with the Company (in which case the surviving corporation (except where the Company is controlled by or under common control with another Person) shall be deemed the Company for purposes of this Agreement), (i) the sale of all or substantially all the assets of the Company to any corporation or entity, other than a sale to any corporation or entity controlling, controlled by or under common control with the Company prior to such transaction (in which case the surviving corporation shall be deemed the Company for purposes of this Agreement).

Permitted Transferees shall mean any of the following to whom the Optionee may transfer Issued Shares hereunder: the Optionee¢s spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Optionee is the settlor provided that such trust does not require or permit distribution of any Issued Shares during the term of this Agreement unless subject to its terms. Upon the death of the Optionee (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Optionee¢s (or such deceased Permitted Transferees) estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case may be.

Person shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

Service Relationship shall mean any relationship as an employee, part-time employee, director or consultant of the Company or any Subsidiary of the Company such that a Service Relationship shall be deemed to continue without interruption in the event the Optionee¢s status changes from one such status to another.

Subsidiary shall mean any corporation (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or in one of the other corporations in the chain.

2. Vesting, Exercisability, and Termination.

(a) No portion of this Stock Option may be exercised until such portion is vested.

(b) Subject to the determination of the Committee to accelerate the above vesting schedule, this Stock Option shall be vested and exercisable with respect to the Option Shares as set forth above.

(c) Termination. Except as may otherwise be provided by the Committee, if the Optionee¢s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below:

(i) Termination Due to Death, Disability or Retirement. If the Optionee¢s Service Relationship terminates by reason of such Optionee¢s death, disability (as defined in Section 422(c) of the Code) or retirement (after attainment of age 60) this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee¢s legal representative or legatee for a period of 12 months from the date of death, disability or retirement or until the Expiration Date, if earlier.

(ii) Other Termination. If the Optionee¢s employment terminates for any reason other than death, disability or retirement (after attainment of age 60), and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier, provided that if the Optionee¢s Service Relationship is terminated for cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Committee¢s determination of the reason for termination of the Optionee¢s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of the Stock Option that is not exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void.

(d) This Stock Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain certain benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Issued Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Issued Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Issued Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate fair market value in excess of $100,000 (determined under the Code as of the Grant Date) vest in any year, such options will not qualify as incentive stock options.

3. Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an Exercise Notice) in the form of Appendix A hereto indicating his or her election to purchase some of or all the Option Shares with respect to which this Stock Option is exercisable at the time of such notice. Such notice shall specify the number of Option Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described below. Payment instruments will be received subject to collection.

(i) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;

(ii) by the Optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to effect the exercise of his or her Stock Option provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law; or

(iii)  (A) through the delivery (or attestation to ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that have been held by the Optionee for at least six months and are not subject to restrictions under any plan of the Company, (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii), (iii)(A) and (iii)(B) above.

(b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee¢s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by the Plan.

5. Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee¢s lifetime only by the Optionee (or by the Optionee¢s guardian or personal representative in the event of the Optionee¢s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company, and such beneficiary may exercise the Optionee¢s Stock Option in the event of the Optionee¢s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee¢s death.

6. Change of Control. The Stock Option to the extent not vested shall vest upon a termination including by the Optionee of membership on the Company’s board of directors within six months of a Change of Control.

7. Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate that would satisfy the minimum withholding amount due. The Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

8. Miscellaneous Provisions.

(a) Equitable Relief. The parties stipulate that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief including specific performance and injunctive relief may be used to enforce the provisions of this Agreement.

(b) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(d) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(e) Saving Clause. If any provision of this Agreement is determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(g) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(h) Dispute Resolution. (i) Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the J.A.M.S. Rules). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be located within the State of New Jersey.

(ii) Arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. The arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party¢s witness or expert. The arbitrator¢s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator¢s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(iii) Each of the parties hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereby consents to service of process by registered mail at the address to which notices are to be given. Each party stipulates that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other party. Final judgment against a party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided the laws of such other jurisdiction. Section 8(h)(iii) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(iv) The parties shall participate in the arbitration in good faith.

(i) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

This Agreement is signed by the party below, intending to be legally bound.

DOV PHARMACEUTICAL, INC

By: _______________________________
Name: Arnold S. Lippa
Title: Chief Executive Officer

Address:
433 Hackensack Avenue
Hackensack, NJ 07601

This Agreement is signed by the party below, intending to be legally bound.

OPTIONEE:

_______________________________
Name:

Grant Date

Address:
_______________________________
_______________________________
_______________________________

[SPOUSE¢S CONSENT
I acknowledge that I have read the
foregoing Incentive Stock Option Agreement
and understand its contents]

____________________________________][A spouse’s consent is required only if the Optionee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, New Mexico, Nevada, Texas, Washington and Wisconsin (check WI statute).]

DESIGNATED BENEFICIARY:

Beneficiary¢s Address

_______________________________
_______________________________
_______________________________

Appendix A

STOCK OPTION EXERCISE NOTICE

DOV Pharmaceutical, Inc.
Attention: Chief Financial Officer
____________________________
____________________________

Pursuant to my stock option agreement dated __________ (the Agreement) under the DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, I _______________, hereby partially/fully [Circle One] exercise such option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Option Shares] _______ option shares. I have chosen the following form(s) of payment:

☐	1.	Cash

☐	2.	Certified or bank check payable to DOV Pharmaceutical, Inc.

☐	3.	Other (as described in the Agreement (please describe)) _______________________________________

Sincerely yours,

Name:

Address:
_______________________________
_______________________________
_______________________________

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